Exhibit 10.35

REINSTATEMENT AND SECOND AMENDMENT TO
PURCHASE AND SALE CONTRACT

THIS REINSTATEMENT AND SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is made and entered into as of the 11th day of October, 2005 (the “Amendment Date”), by and among ABINGTON-OXFORD ASSOCIATES, L.P., a Indiana limited partnership, ABINGTON II-OXFORD ASSOCIATES, L.P., a Indiana limited partnership, HUNT CLUB ASSOCIATES, LTD., a Texas limited partnership, PICKWICK PLACE AP XII, LP,  a South Carolina limited partnership, and NATIONAL PROPERTY INVESTORS 8, a California limited partnership, on the one hand (each individually a "Seller" and collectively the "Sellers"), and PRIME QUEST MANAGEMENT, LLC, an Illinois limited liability company ("Purchaser"), on the other hand.

Recitals:

WHEREAS, Sellers and Purchaser entered into that certain Purchase and Sale Contract, dated August 16, 2005, as amended by that First Amendment to Purchase and Sale Contract, dated September 16, 2005 (as so amended, the "Contract"), for certain parcels of real property, all situated in Marion County, Indiana, and more specifically described in the Contract.

WHEREAS, Pursuant to Section 3.2 of the Contract, Purchaser terminated the Contract by written notice dated September 23, 2005.

WHEREAS, Seller and Purchaser desire to reinstate and ratify the Contract and to amend the Contract on the terms set forth herein.

NOW, THEREFORE, in consideration of the Contract, the covenants, promises, agreements, and conditions contained herein, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement:

1.

Reinstatement.  The Contract is hereby reinstated, as amended herein, ratified and affirmed and is effective as of the Amendment Date as if the termination pursuant to Section 3.2 had not occurred.

2.

Purchase Price and Seller Information Schedule.  Section 2.2 of the Contract, and the Seller Information Schedule attached to the Contract, are amended to provide that the Base Purchase Price for each Property is as stated on Schedule 2 attached hereto.  The Seller Information Schedule is hereby amended to the extent required to be consistent with the revised Base Purchase Prices reflected on Schedule 2.  The Base Purchase Price adjustment is in full satisfaction of all issues and objections raised by Purchaser regarding the Properties.

3.

Additional Deposit.  In consideration of Sellers' execution of this Amendment, within one Business Day after the Amendment Date, Purchaser shall deliver to the Escrow Agent the Additional Deposit of $449,047 by wire by transfer of Good Funds.

4.

Feasibility Period.  The Feasibility Period under the Contract shall be deemed to have expired for all purposes under the Contract on the Amendment Date.  Purchaser hereby agrees that it has completed its review of the Properties and hereby waives its right to further object (pursuant to Sections 3.2 or 4.3 of the Contract or otherwise) to any matter concerning the Title Documents, the Survey, the Property Contracts, the Leases, the Miscellaneous Property Assets, the physical condition of the Properties, or otherwise with respect to the Properties; provided, however, that the foregoing waiver shall not waive any of Purchaser's express rights under the Contract which are applicable to the time period following expiration of the Feasibility Period.  Purchaser agrees that Sellers have made all required deliveries required under the Contract and performed all of Sellers' required obligations under the Contract through the date hereof.  Purchaser agrees that Purchaser's right to terminate the Contract is irrevocably waived, the Deposit (including the Additional Deposit to be delivered to Escrow Agent as required hereunder) is non-refundable, and Purchaser's obligation to purchase the Properties is non-contingent and unconditional except only for the satisfaction of the conditions expressly stated in Section 8.1 of the Contract.

5.

Separate Closing Conditions.  The reference in Section 4.6.9 of the Contract to "November 15, 2005" is hereby deleted and replaced with "November 30, 2005."  Subsection (c) of the last sentence of Section 4.6.9 is hereby amended and restated in its entirety as follows:  "(c) extend the date for Closing all of the Properties until December 15, 2005; provided, however, if Sellers have selected the option set forth in subsection (c) above, and either of the Separate Closing Conditions have not occurred by December 15, 2005, then Sellers again shall have the options set forth in subsections (a) and (b) (with respect to the Properties for which the Separate Closing Conditions have not been met) above, and if Sellers select the option set forth in subsection (b) above, the Closing Date shall be December 22, 2005 (subject to extension by Seller to any date on or before December 30, 2005, in accordance with the second sentence of Section 5.1)."

6.

Closing Date.  Section 5.1 of the Contract is hereby deleted in its entirety and the following substituted therefor:

"Closing Date.  The Closing shall occur on November 30, 2005 (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, any of the Hunt Club, Abington I and Abington II Sellers shall have the option, by delivering written notice to Purchaser no later than 9 days prior to the Closing Date identified in the first sentence of this Section 5.1, to extend the Closing Date to any date on or before December 30, 2005, in connection with their Loan Payoffs, and the exercise of such option shall extend the Closing Date for all Properties.  Further, the

Closing Date may be extended without penalty at the option of any Seller either (i) to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by any Seller pursuant to the second sentence of this paragraph) to satisfy any condition to Closing, (ii) to a date following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by any Seller pursuant to the second sentence of this paragraph) in order to finalize the drafting with a Lender or a Lender's counsel of all documents necessary or desirable to accomplish a Loan Assumption and Release, (iii) as provided in Section 4.6.9, or (iv) such later date as is mutually acceptable to Sellers and Purchaser."

7.

Damage Examples.  The examples set forth in Sections 6.3 and 10.2 of the Contract are hereby revised to reflect an aggregate Purchase Price of $60,000,000 (and, as a result, the revised cap in such examples would be $800,000 and $160,000, respectively).

8.

Rent Roll Delivery.  Purchaser agrees that the updated Rent Rolls previously delivered by Sellers are sufficient to satisfy the requirement under Section 7.1.3 of the Contract that each Seller deliver an updated Rent Roll for its Property no later than 5 days prior to the expiration of the Feasibility Period (and Sellers will not be required to re-deliver any updated Rent Rolls in advance of the execution of this Amendment).

9.

Ratification of Contract.  All terms and provisions of the Contract not specifically modified or amended by this Amendment shall remain in full force and effect, and the Contract, as expressly modified herein, is hereby ratified, confirmed and approved in all respects by the parties hereto.

10.

Miscellaneous.  The following provisions shall apply with respect to this Amendment:

a.

Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

b.

In the event of any conflict between the Contract and this Amendment, the terms and conditions of this Amendment shall control.

c.

This Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

[Signatures appear on following pages.]

NOW, THEREFORE, the parties hereto have executed this Reinstatement and Second Amendment to Purchase and Sale Contract as of the date first set forth above.

Sellers:

ABINGTON-OXFORD ASSOCIATES, L.P.,

a Indiana limited partnership

By: ABINGTON CORPORATION, a Maryland corporation,

Its Managing General Partner

By:/s/Patrick F. Slavin

Name:

Patrick F. Slavin

Title:

Senior Vice President

AND

By: ZIMCO XXIV L.L.C., a Maryland limited liability company,

Its General Partner

By: ZIMCO/Abington Corporation,

 a Maryland corporation,

Its Managing Member

By:/s/Patrick F. Slavin

Name:

Patrick F. Slavin

Title:

Senior Vice President

ABINGTON II-OXFORD ASSOCIATES, L.P.,

a Indiana limited partnership

By: ABINGTON II CORPORATION,

a Maryland corporation

Its General Partner

By:/s/Patrick F. Slavin

Name:

Patrick F. Slavin

Title:

Senior Vice President

AND

By: ZIMCO XXIII L.L.C.  a Maryland limited liability company

Its General Partner

By: ZIMCO/Abington II Corporation,

a Maryland corporation

Its Managing Member

By:/s/Patrick F. Slavin

Name:

Patrick F. Slavin

Title:

Senior Vice President

HUNT CLUB ASSOCIATES, LTD.,

a Texas limited partnership

By: MBRF Hunt Club GP, LLC,

a South Carolina limited liability company,

Its general partner

By: Multi-Benefit Realty Funds '87-1, a California Limited Partnership,

Its manager

By: Con Cap Equities, Inc.,

a Delaware corporation,

Its general partner

By:/s/Patrick F. Slavin

Name:

Patrick F. Slavin

Title:

Senior Vice President

PICKWICK PLACE AP XII, LP,

a South Carolina limited partnership

By: ANGELES PARTNERS XII GP, LP,

 a South Carolina limited partnership,

Its General Partner

By: ANGELES REALTY CORPORATION II,

 a California corporation

Its General Partner

By:/s/Patrick F. Slavin

Name:

Patrick F. Slavin

Title:

Senior Vice President

NATIONAL PROPERTY INVESTORS 8

a California limited partnership

By: NPI EQUITY INVESTMENTS, INC.,

 a Florida corporation

Its General Partner

By:/s/Patrick F. Slavin

Name:

Patrick F. Slavin

Title:

Senior Vice President

Purchaser:

PRIME QUEST MANAGEMENT, LLC, an Illinois limited liability company

By:/s/Eli Stefansky

Name:

Eli Stefansky

Title: :

Manager